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                                                                 Exhibit (4)(hh)

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                           VARIABLE ANNUITY AMENDMENT

[EFFECTIVE DATE: [January 1, 2009]]

IT IS HEREBY AGREED THAT THE CONTRACT IS REVISED AS FOLLOWS:

1. The investment advisory fee for the [Delaware VIP Value Series] [formerly Delaware Equity/Income Series] is increasing from [.10%] to [.95%].

2. The daily charges imposed on a variable sub-account for any Valuation Period represent the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. On an annual basis, this charge is 1.002%. This charge is reduced to [0.999]% on assets invested in the [Delaware VIP Value Series.]

                                        THE LINCOLN NATIONAL LIFE INSURANCE
                                        COMPANY


                                        By /s/ Dennis R. Glass
                                           -------------------------------------
                                           President

ANY QUESTIONS CONCERNING THIS AMENDMENT SHOULD BE DIRECTED TO OUR SERVICING OFFICE AT (800) (234-3500).